Exhibit 99.1

Keystone Perfusion
Services P.C.
Consolidated Financial Statements as of and for
the Year Ended December 31, 2024, and Independent Auditor’s Report

1

KEYSTONE PERFUSION SERVICES P.C.
TABLE OF CONTENTS

Page
INDEPENDENT AUDITOR’S REPORT	1-2
CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024:
Balance Sheet	3
Income Statement	4
Statement of Owner’s Equity	5
Statement of Cash Flows	6
Notes to Consolidated Financial Statements	7–14

2

INDEPENDENT AUDITOR'S REPORT
To the Audit Committee of Strata Critical Medical, Inc.
Opinion
We have audited the consolidated financial statements of Keystone Perfusion Services P.C. and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2024, and the related consolidated statements of income, owner’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP
New York, New York
December 2, 2025

KEYSTONE PERFUSION SERVICES P.C.

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$206,592
Accounts receivable—net	8,563,333
Inventory	1,784,414
Prepaid expenses and other current assets	308,370
Total Current Assets	10,862,709
NONCURRENT ASSETS:
Property and equipment – net	3,854,656
Goodwill	2,195,000
Other noncurrent assets	4,520
Total noncurrent Assets	6,054,176
TOTAL ASSETS	$16,916,885
LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	2,572,829
Accrued and other liabilities	3,312,980
Current portion of debt	3,850,998
Total current liabilities	9,736,807
NONCURRENT DEBT	580,902
Total liabilities	10,317,709
COMMITMENTS AND CONTINGENCIES (Note 6)
OWNER’S EQUITY:
Common stock, $1 par value, 1,000 authorized and issued as of December 31, 2024	1,000
Owner’s equity	6,598,176
Total owners' equity	6,599,176
TOTAL LIABILITIES AND OWNER’S EQUITY	$16,916,885

The accompanying notes are an integral part of these consolidated financial statements.

KEYSTONE PERFUSION SERVICES P.C.

CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2024

NET REVENUE	$42,880,638
COST OF REVENUE	34,100,650
GROSS PROFIT	8,779,988
OPERATING EXPENSES:
Software development	83,092
General and administrative	5,256,843
Selling and marketing	135,185
Total operating expenses	5,475,120

INCOME FROM OPERATIONS	3,304,868
INTEREST EXPENSE	337,578
INCOME BEFORE PROVISION FOR INCOME TAXES	2,967,290
PROVISION FOR INCOME TAXES	-
NET INCOME	$2,967,290

The accompanying notes are an integral part of these consolidated financial statements.

KEYSTONE PERFUSION SERVICES P.C.

CONSOLIDATED STATEMENT OF OWNER’S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2024

OWNER'S EQUITY – Balance as of January 1, 2024	$4,950,047
Contributions to the Company	824,100
Net Income	2,967,290
Distributions from the Company	(2,142,261)
OWNER'S EQUITY – Balance as of December 31, 2024	$6,599,176

The accompanying notes are an integral part of these consolidated financial statements.

KEYSTONE PERFUSION SERVICES P.C.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,967,290
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	59,627
Depreciation	938,556
Changes in operating assets and liabilities:
Accounts receivable	(3,785,981)
Inventory	(951,763)
Prepaid expenses and other current assets	(74,373)
Other noncurrent assets	(4,520)
Accounts payable	2,181,934
Accrued and other current liabilities	2,237,814
Net cash provided by operating activities	3,568,584

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,247,159)
Consideration paid for acquisition of business	(455,000)
Net cash used in investing activities	(3,702,159)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on line of credit	(19,119,860)
Proceeds from line of credit	20,446,764
Payments on SBA Loans	(856,251)
Proceeds from SBA Loans	785,000
Contributions to the Company	824,100
Distributions from the Company	(2,142,261)
Net cash used in financing activities	(62,508)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(196,083)

CASH AND CASH EQUIVALENTS—Beginning of year	402,675

CASH AND CASH EQUIVALENTS—End of year	$206,592

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION - Cash paid for interest	$337,943

The accompanying notes are an integral part of these consolidated financial statements.

KEYSTONE PERFUSION SERVICES P.C.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024

1.DESCRIPTION OF BUSINESS
Keystone Perfusion Services P.C., (the “Company” or “Keystone”) was incorporated in Pennsylvania in 2013. The Company provides organ recovery, normothermic regional perfusion services, perfusion staffing and equipment solutions, to hospitals, organ procurement organizations, and transplant centers. Keystone employs clinical staff who operate heart-lung bypass machines during surgery, manage extracorporeal membrane oxygenation ("ECMO") support, and perform blood conservation services.
The Company is located and headquartered in Mount Pleasant, South Carolina. Other offices operated by the Company are in Baltimore, Maryland, Collingswood, New Jersey, Livonia, Michigan, Philadelphia, Pennsylvania, Youngstown, Ohio, and Dedham, Massachusetts. All subsidiaries are wholly owned by the Company and serve as regional hubs for clinical operations, organ recovery services, compliance, and blood management, supporting the Company’s nationwide service delivery. The Company’s revenues are derived solely from operations in the United States.
Risks and Uncertainties— The Company is subject to risks and uncertainties common to service providers in the healthcare industry. These include competition from other national and regional perfusion and organ recovery service providers, evolving market conditions in healthcare reimbursement and hospital spending, and the potential need for capital to support future growth initiatives. The Company is also dependent on maintaining compliance with applicable regulatory and accreditation standards and may be affected by changes in laws, regulations, or accreditation requirements. While the Company’s revenues are derived from a broad base of hospitals, organ procurement organizations, and transplant facilities, the loss of, or changes in relationships with, significant customers could adversely affect results. The Company’s success depends in part on the continued service of key clinical and management personnel. In addition, technological advances in cardiac surgery, organ preservation, or related clinical practices could impact demand for the Company’s current services. The Company’s consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.
2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation— The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).
Principals of Consolidation— The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates— Preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expense during the reporting period. Significant estimates and assumptions reflected in the consolidated financial statements include but are not limited to excess and obsolete inventory, and the useful lives of property and equipment. On an ongoing basis, management evaluates its estimates and assumptions and may adjust based on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances.

As of the date of issuance of these consolidated financial statements, the Company is not aware of any specific event or circumstance that would require the Company to update estimates, judgments or revise the carrying value of any assets or liabilities. Actual results may differ from those estimates or assumptions.
Cash and Cash Equivalents— The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash and cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value. As of December 31, 2024, cash consists primarily of checking and savings deposits. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances.
Accounts Receivable and Allowance for Doubtful Accounts— Accounts receivables are stated at net realizable value. The Company conducts ongoing credit evaluations of its customers and monitors economic conditions to identify facts and circumstances that may indicate its receivables are at risk of collection. The Company will provide a reserve against any accounts receivable for estimated credit losses that may result from a customer’s inability to pay based on the composition of its accounts receivable, current economic conditions and historical credit loss activity. Amounts deemed uncollectible are charged or written off against the reserve. As of December 31, 2024, the Company's allowance for credit losses was immaterial. During the year ended December 31, 2024, the amount of write-offs were immaterial.
Inventory— Inventory is comprised of finished goods and valued at the lower of cost or net realizable value. Cost is computed using the first-in, first-out method. The Company regularly reviews inventory quantities on-hand for excess or obsolete inventory and, when circumstances indicate, records charges to write down inventories to their estimated net realizable value, after evaluating historical sales, future demand, market conditions, and unexpected product life cycles. Such expenses are classified as cost of revenue in the consolidated income statement. Any write-down of inventory to net realizable value creates a new cost basis. As of December 31, 2024, the provision for excess and obsolete inventory was immaterial.
Property and Equipment— Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Upon retirement or sale, the cost and related accumulated depreciation are eliminated, and any gain or loss is included in the income statement. The following table represents the Company’s standard useful lives of each asset class:

Property & Equipment Asset Category	Useful Life
Computers	3 years
Furniture and equipment	7 years
Medical equipment	5 years
Vehicles	7 years
Goodwill— The Company records goodwill when consideration paid in a business combination exceeds the value of the net assets acquired. The Company’s estimates of fair value are based upon assumptions believed to be reasonable at that time, but that are inherently uncertain and unpredictable. Goodwill is not amortized but rather is tested for impairment annually in the fourth quarter, or more frequently if facts and circumstances warrant a review, such as significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of assets.
The Company has determined that there is a single reporting unit for the purpose of conducting this goodwill impairment assessment. The Company has the option of performing either a qualitative or quantitative assessment to determine whether further impairment testing is necessary. If it is more-likely-

than-not that the fair value of a reporting unit is less than its carrying amount, a quantitative impairment test will be required. The quantitative goodwill impairment test requires management to estimate and compare the fair value of the reporting unit with its carrying value. If the fair value of the reporting unit exceeds the carrying value of the net assets, goodwill is not impaired. If the fair value of the reporting unit is less than the carrying value, the difference is recorded as an impairment loss up to the amount of goodwill.
Business Combinations— In determining whether an acquisition should be accounted for as a business combination or asset acquisition, the Company first determines whether substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets. If this is the case, the single identifiable asset or the group of similar assets is not deemed to be a business, and the acquisition is accounted for as an asset acquisition. If this is not the case, the Company then further evaluates whether the acquisition includes, at a minimum, an input and a substantive process that together significantly contribute to the ability to create outputs. If so, the Company concludes that the acquisition is a business and accounts for it as a business combination.
The Company accounts for business combinations using the acquisition method of accounting. In accordance with this method, assets acquired, and liabilities assumed are recorded at their respective fair values at the acquisition date. The fair value of the consideration paid is assigned to the assets acquired and liabilities assumed based on their respective fair values. Goodwill represents the excess of the purchase price over the estimated fair values of the assets acquired and liabilities assumed.
Determining the fair value of assets acquired and liabilities assumed is judgmental in nature and can involve the use of significant estimates and assumptions. Fair value and useful life determinations are based on, among other things, valuations that use information and assumptions provided by management, which consider management’s best estimates of inputs and assumptions that a market participant would use. Actual results may vary from these estimates and may result in adjustments to goodwill and acquisition date fair values of assets and liabilities during a measurement period or upon a final determination of asset and liability fair values, whichever comes first. Adjustments to fair values of assets and liabilities made after the end of the measurement period are recorded within operating results.
In March of 2024, the Company acquired Advanced Perfusion LLC for $105,000. As part of the transaction, one full-time auto transfusionist transitioned to Keystone Perfusion’s employment to continue service coverage at the Company’s facility. The amount of goodwill recognized relating to the acquisition was not material. Additionally, in 2024 the Company made a payment of $350,000 relating to the acquisition of a perfusion business previously consummated in 2023.
Revenue— The Company applies the following five steps under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From Contracts with Customers, in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:
•identify the contract with a customer,
•identify the performance obligations in the contract,
•determine the transaction price,
•allocate the transaction price to performance obligations in the contract, and
•recognize revenue as the performance obligation is satisfied.
Revenues are recognized when control of the promised goods is transferred to a customer and when services are rendered an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company recognizes revenue through the following sources:

Medical services revenue	$41,646,371
Medical equipment lease revenue	1,234,267
Total net revenue	$42,880,638
Medical Services Revenue— The Company generates medical services revenue through the delivery of organ perfusion and organ recovery services (the “medical services”) to customers. Medical services customer contracts generally include fixed monthly fees, and may also include additional fees for each individual medical service provided to the customer, including fees for equipment and medical disposables inventory used for the medical service. Payment terms are generally net 30 or net 60 days. The Company’s contracts with customers do not result in significant obligations associated with returns, refunds, or warranties.
Each individual medical service delivered to the customer under a medical services contract represents a distinct performance obligation and is recognized overtime as the medical service is performed.
The Company does not have any associated contract assets or liabilities as part of its medical services agreements.
The Company acts as a principal throughout each procedure and records the entire revenue associated with the services provided upon completion.
Medical Equipment Lease Revenue— Company leases medical equipment to third-party customers under operating lease agreements. Lease agreements generally have initial terms ranging from 12 to 24 months. Lease revenue is recognized on a straight-line basis over the lease term. For the year ended December 31, 2024, the Company recognized equipment lease revenue totaling $1,234,267. The Company remains responsible for maintenance and insurance of leased equipment unless otherwise specified in the agreement. There are no material contingent rentals or options providing for changes in rental payments based on indexes or rates.
Selling and Marketing— Selling and marketing expenses consist of travel expenses for trade show sponsorships and events, conferences, and television promotional costs. Fees paid to third parties and merchants for new customer referrals are included in selling and marketing. Costs associated with the Company’s advertising are expensed as incurred and are included in sales and marketing expenses. Advertising expense was $135,185 for the year ended December 31, 2024.
Cost of Revenue— Cost of Revenue comprises mainly of payroll for medical professionals directly involved in perfusion, organ recovery, autotransfusion, and ECMO services, along with depreciation of medical equipment, and small medical equipment expenses and delivery fee incurred while providing medical services to patients. The Company also incurs costs associated with medical disposables used in medical procedures that are charged back to the client upon completion of the contractual services rendered.
General and Administrative— General and administrative expenses consist primarily of employee compensation and benefits for management, finance administration and human resources, as well as facility costs, bad debt costs, professional services fees, depreciation, and other general overhead costs to support the Company’s operations.

Software Development— Software development costs that do not meet the criteria for capitalization are expensed as incurred. Software development expenses include fees paid to outside consultants.
Profit Sharing Plan— The Company maintains a Profit-Sharing Plan for the benefit of certain key employees. The plan is a non-contributory arrangement in which the participating employees receive a portion of the Company’s net profits paid on a quarterly basis. The Company recognizes the expense associated with the profit-sharing allocation in the period in which the related profits are earned and records this expense within general and administrative expenses on the consolidated income statement. For the year ended December 31, 2024, total profit-sharing allocation expense was $1,851,042. Obligations related to the plan and unpaid are accrued in Accrued and other liabilities on the consolidated balance sheet.
Impairment of Long-Lived Assets— Long-lived assets consist primarily of property and equipment and intangible assets with finite lives. Long-lived assets to be held and used are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset group for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset group to its carrying value. An impairment loss would be recognized in the consolidated income statement when estimated undiscounted future cash flows expected to result from the use of an asset group are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset group over its fair value, determined based on discounted cash flows. The Company did not record any impairment losses on long-lived assets during the year ended December 31, 2024.
Income Taxes— Keystone Perfusions Services P.C. has elected to be treated as a S corporation for federal income tax purposes under § 1363(a) of the Internal Revenue Code, which states that generally S corporations are not subject to corporate level taxes. As such, all federal income taxes regarding the Company are passed through to the individual shareholders of the Company, making Keystone’s taxable income or loss reportable on the income tax returns of the individual shareholders. Given that the Company itself is not liable for any income taxes, no federal income tax provision is included in the statements. The Company is also not liable for state or local taxes as these are all passed through to the individual shareholders.
Fair Value Measurements— Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
Level 1—Quoted prices in active markets for identical assets or liabilities.
Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.
Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.
The carrying values of the Company’s cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost, which approximates fair values due to the short-term nature of these assets and liabilities. The carrying amounts of the Company’s loans payable approximate the fair value based on consideration of the current borrowing rates available to the Company. The fair value measurements related to cash and cash equivalents are classified as Level 1 within the fair value hierarchy.
Concentrations of Credit Risk— Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company does not believe that it is subject to unusual credit risks beyond the normal credit risk associated with commercial banking relationships. Significant customers are those that account for 10% or more of the Company’s revenue or accounts receivable. As of December 31, 2024, no customer accounted for more than 10% of accounts receivable. For the year ended December 31, 2024, one customer accounted for 10% of revenue.
Employee Benefit Plan— The Company offers a wide range of benefits to eligible employees which include an employer sponsored qualified 401(k) defined contribution plan covering eligible employees with an employer matching contribution, health insurance (including medical, dental and vision), life insurance, short- and long-term disability insurance, and paid time off policies. For the year ended December 31, 2024, the Company’s expense associated with employee benefits was $1,443,008, of which $571,450 is associated with the Company's qualified 401(k) defined contribution plan.
3.PROPERTY AND EQUIPMENT
Property and equipment as of December 31, 2024, are composed of the following:

Computers	$46,982
Furniture and equipment	23,307
Medical equipment	5,779,641
Vehicle	105,005
Total property and equipment	5,954,935
Accumulated depreciation	(2,100,279)
Property and equipment—net	$3,854,656
Total depreciation expense for the year ended December 31, 2024, was $938,556. Depreciation expense for medical equipment is included in cost of revenue on the consolidated income statement. All other depreciation expense is included in general and administrative expenses on the consolidated income statement. The Company has not acquired any property and equipment under finance leases.
4.ACCRUED AND OTHER LIABILITIES
Accrued and other liabilities as of December 31, 2024, are composed of the following:

Payroll liabilities	$756,167
Sales tax payable	88,161
Accrued profit sharing	2,335,744
Credit card payable	132,908
Total accrued and other liabilities	$3,312,980

5.DEBT
As of December 31, 2024, debt consisted of the following:

Current portion of debt:
Line of credit	$3,755,780
SBA loan	95,218
Total current portion of debt	$3,850,998
Long-term debt — SBA Loan	580,902
Total debt	$4,431,900
2024 SBA Loan— In January 2024, Keystone received a Small Business Administration (“SBA”) Loan to purchase medical equipment in the amount of $785,000. The loan is repaid over a period of 84 months from the date of draw, including interest at 9% per annum. The loan was collateralized by the medical equipment purchased for use in perfusion services. There were no debt issuance costs incurred in connection with the 2024 SBA Loan. As of December 31, 2024, borrowings of $676,120 were outstanding.

The Company will be required to repay the following principal amounts in connection with its SBA Loan:

Years Ending December 31,
2025	$95,218
2026	104,146
2027	113,916
2028	124,602
2029	136,291
Thereafter	101,947
Total	$676,120
Line of Credit— In June 2024, the Company entered into a Revolving Line of Credit and Security Agreement with PS Bank which provides a line that may be drawn in the aggregate amount of $4,000,000 (the “LOC”). The ability to borrow under the agreement ended on December 31, 2024. On January 1, 2025, the maturity date of the LOC automatically renewed from December 31, 2024 to December 31, 2025. The LOC is to be repaid upon demand and incurs interest at the U.S. Prime Rate, which is subject to variability in the market, plus a 0.5% margin. As of December 31, 2024, the Prime Rate was 7.50%, and therefore, the Company was borrowing on the LOC at an 8% interest rate. There were no debt issuance costs incurred in connection with the line of credit. As of December 31, 2024, borrowings of $3,755,780 were outstanding.
Interest— For the year ended December 31, 2024, the Company incurred $337,578 in interest expense related to its debt facilities, which is recorded to interest expense in the consolidated income statement.

Covenants— The Company is not subject to any financial compliance covenants regarding the LOC or the SBA Loan.

2021 SBA Loan— The Company took out a loan of $1,035,000 in March 2021 to finance the purchase of medical equipment. The loan had a 10-year term with an interest rate of 4.75%. In July 2024, the Company paid the then outstanding balance of $747,371 on this loan.

2022 PS Bank Loan— The Company took out a loan of $302,000 in March 2022 with a 4-year term and an interest rate of 4.25%. Subsequently in July 2024, the Company paid the then outstanding balance of $133,486 on this loan.

6.COMMITMENTS AND CONTINGENCIES
Litigation— From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business. While it is not possible to determine the outcome of any legal proceedings brought against us, we believe that there are no pending lawsuits or claims that, individually or in the aggregate, may have a material effect on our business, financial condition or operating results. Our views and estimates related to these matters may change in the future, as new events and circumstances arise and as the matters continue to develop.
7.OWNER’S EQUITY
Common Stock— As of December 31, 2024, the Company’s articles of incorporation authorized the Company to issue up 1,000 shares of common stock, $1 par value per share. All shares are issued and outstanding to the Chief Executive Officer, Louis Verdetto (the “sole shareholder”). Keystone paid $1,318,161 in distributions, net of contributions, to the sole shareholder for the year ended December 31, 2024.
8.SUBSEQUENT EVENTS
The Company evaluated subsequent events from December 31, 2024, the date of these consolidated financial statements, through December 2, 2025, which represents the date the consolidated financial statements were available for issuance for events requiring recording or disclosure in the consolidated financial statements for the year ended December 31, 2024.
On September 16, 2025, the Company was acquired by Strata Critical Medical, Inc. (“Strata”) pursuant to a Purchase and Sale Agreement, entered into among the Company, Strata Critical, Inc. (a wholly owned subsidiary of Strata, the “Buyer”), LRV Holdco, Inc., the Louis Verdetto Irrevocable Trust, and Louis Verdetto dated September 16, 2025 (the “acquisition”). Pursuant to the acquisition agreement, all outstanding shares of the Company were acquired for total consideration of approximately $65.6 million in cash and 1,717,303 shares of Strata’s common stock.
In connection with the above transaction, several members of the Company’s management received transaction bonus payments from the Buyer totaling $35.9 million, which were contractually required bonuses entered into as part of the employment contracts pre-dating the acquisition.
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